Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Zedge, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 8, 2016, relating to the consolidated financial statements of Zedge, Inc. appearing in the Company’s Annual Report on Form 10 for the year ended July 31, 2015.

/s/ BDO USA, LLP

Woodbridge, New Jersey

July 19, 2016